As filed with the Securities and Exchange Commission on June 22, 2007

Registration No. 333-130420

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1411755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(702) 407-6000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

CAESARS ENTERTAINMENT 401(k) SAVINGS PLAN, as amended

RESTATED GRAND CASINOS 401(k) SAVINGS PLAN, as amended

(Full title of Plan)

Stephen H. Brammell

Senior Vice President and General Counsel

Harrah’s Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, Nevada 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment”) to deregister deemed investments of participants in phantom shares of the Company’s common stock, par value $0.10 per share (and associated special stock purchase rights) (the “Common Stock”), that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 2005, File No. 333-130420 (the “Registration Statement”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plans.

On December 31, 2006, the Caesars Entertainment 401(k) Savings Plan, as amended, and the Restated Grand Casinos 401(k) Savings Plan, as amended (collectively, the “Plans”) were terminated and all accounts under the Plans were rolled over to the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Harrah’s Plan”). Accordingly, as of December 31, 2006, no further investments may be made under the Plans in phantom shares of the Common Stock. Thus, this Post-Effective Amendment is being filed to terminate the Registration Statement and deregister 531,984 shares of Common Stock and plan interests previously registered pursuant to the Registration Statement. The remaining 68,016 shares of Common Stock previously registered pursuant to the Registration Statement have been allocated to the Plans and have rolled over to the Harrah’s Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 22 day of June 2007.

Harrah’s Entertainment, Inc., a Delaware corporation

By:	/s/ STEPHEN H. BRAMMELL
Stephen H. Brammell
Senior Vice President and General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 22, 2007.

Signature	Title

** Gary W. Loveman	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

** Barbara T. Alexander	Director

** Charles L. Atwood	Director and Vice Chairman

** Frank J. Biondi, Jr.	Director

** Stephen F. Bollenbach	Director

** Ralph Horn	Director

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** R. Brad Martin	Director

** Gary G. Michael	Director

** Robert G. Miller	Director

** Boake A. Sells	Director

** Christopher J. Williams	Director

** Anthony D. McDuffie	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

** By	/s/ STEPHEN H. BRAMMELL
Stephen H. Brammell
As attorney in fact

Pursuant to the requirements of the Securities Act, the members of the administrative committee for the Caesars Entertainment 401(k) Savings Plan and the Restated Grand Casinos 401(k) Savings Plan have cause this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 22 day of June 2007.

CAESARS ENTERTAINMENT 401(k) SAVINGS PLAN,
as amended

and

RESTATED GRAND CASINOS 401(k) SAVINGS PLAN,
as amended

By:	/s/ JEFFREY SHOVLIN
Jeffrey Shovlin
Chairman, Harrah’s Entertainment, Inc. Savings and Retirement Plan Administrative Committee